Exhibit 21
Subsidiaries of National Mentor Holdings, Inc.

State of
Incorporation/
Subsidiary	Organization	Name(s) under which doing business
CareMeridian, LLC	Delaware
Center for Comprehensive Services, Inc.	Illinois	CCS Orlando at Avalon Park
CCS Tampa
NeuroRestorative Avalon Park
NeuroRestorative Carbondale
NeuroRestorative Florida
NeuroRestorative Illinios
NeuroRestorative Kentucky
NeuroRestorative Maryland
NeuroRestorative Massachusetts
NeuroRestorative Tennessee
Stepping Stones Communities
Cornerstone Living Skills, Inc.	California
Family Advocacy Services, LLC	Delaware	New Visions Academy
First Step Independent Living Program, Inc.	California
Horrigan Cole Enterprises, Inc.	California	Cole Vocational Services
Illinois Mentor, Inc.	Illinois
Institute for Family Centered Services, Inc.	Virginia	IFCS of Maryland a/k/a Institute for Family Centered Services
Lakeview Blue Ridge, Inc.	Delaware
Lakeview Healthcare Systems, Inc.	New Hampshire
Lakeview Ocean State, Inc.	Delaware
Lakeview Waterford, Inc.	Delaware
Loyd’s Liberty Homes, Inc.	California
Massachusetts Mentor, Inc.	Massachusetts
Mentor ABI, LLC	Delaware	Hammond Place
NeuroRestorative Arizona
NeuroRestorative Arkansas
NeuroRestorative Louisiana
NeuroRestorative Maine
NeuroRestorative New Hampshire
NeuroRestorative Ohio
NeuroRestorative Oklahoma
NeuroRestorative Pennsylvania
NeuroRestorative Rhode Island
NeuroRestorative Texas
NeuroRestorative Timber Ridge Ranch
NeuroRestorative Virginia
Oklahoma NeuroSpecialty
Timber Ridge Ranch Neurorestorative
Mentor Management, Inc.	Delaware
Mentor Maryland, Inc.	Maryland
National Mentor Healthcare, LLC	Delaware	Alabama Mentor
Arizona Mentor
Behavioral Healthcare of the Carolinas
California Mentor
Creative Home Programs

Delaware Mentor
Florida Mentor
Georgia Mentor

State of
Incorporation/
Subsidiary	Organization	Name(s) under which doing business
Idaho Mentor
Independent Development for the Disabled
Indiana Mentor Adult Foster Care
Indiana Mentor
Kentucky Mentor

Louisiana Mentor
NeuroRestorative New Jersey
New Hampshire Mentor
New Jersey Mentor
North Carolina Mentor
Pennsylvania Mentor
Rhode Island Mentor
Texas Mentor
Washington Mentor
National Mentor Holdings, LLC	Delaware
National Mentor Services Holdings, LLC	Delaware
National Mentor Services, LLC	Delaware	Colorado Mentor
Family Advocacy Services
Kansas Mentor
Mentor Habilitation Services
MENTOR Oregon
Missouri Mentor
Nebraska Mentor
National Mentor, LLC	Delaware
NeuroRestorative Associates, Inc.	Arkansas	NeuroRestorative Specialty Services
NeuroRestorative Texas at Tyler
NeuroRestorative Texas at Winona
New Provider, LLC	Delaware
Ohio Mentor, Inc.	Ohio
Progressive Living Units Systems — New Jersey, Inc.	New Jersey	PLUS
PLUS NeuroRehabilitation
REM Arizona Rehabilitation, Inc.	Arizona

State of
Incorporation/
Subsidiary	Organization	Name(s) under which doing business
REM Arrowhead, Inc.	Minnesota
REM Central Lakes, Inc.	Minnesota
REM Colorado, Inc.	Colorado	Mentor ABI Colorado
REM Community Options, LLC	West Virginia
REM Community Payroll Services, LLC	Minnesota
REM Connecticut Community Services, Inc.	Connecticut
REM Consulting of Ohio, Inc.	Ohio
REM Developmental Services, Inc.	Iowa
REM Heartland, Inc.	Minnesota
REM Hennepin, Inc.	Minnesota
REM Home Health, Inc.	Minnesota
REM, Inc.	Minnesota
REM Indiana Community Services, Inc.	Indiana
REM Indiana Community Services II, Inc.	Indiana
REM Indiana, Inc.	Indiana
REM Iowa Community Services, Inc.	Iowa
REM Iowa, Inc.	Iowa
REM Management, Inc.	Minnesota
REM Maryland, Inc.	Maryland
REM Minnesota Community Services, Inc.	Minnesota
REM Minnesota, Inc.	Minnesota
REM Nevada, Inc.	Nevada	Creative Home Services PEAKS
REM New Jersey, Inc.	New Jersey
REM New Jersey Properties, Inc.	New Jersey
REM North Dakota, Inc.	North Dakota
REM North Star, Inc.	Minnesota
REM Ohio, Inc.	Ohio
REM Ohio Waivered Services, Inc.	Ohio

REM Ramsey, Inc.	Minnesota
REM River Bluffs, Inc.	Minnesota
REM South Central Services, Inc.	Minnesota
REM Southwest Services, Inc.	Minnesota
REM Utah, Inc.	Utah	Mentor Utah
REM West Virginia, LLC	West Virginia
REM Wisconsin, Inc.	Wisconsin	CCS-Wisconsin
REM Wisconsin II, Inc.	Wisconsin
REM Wisconsin III, Inc.	Wisconsin
REM Woodvale, Inc.	Minnesota
Rockland Child Development Services, Inc.	New York
South Carolina Mentor, Inc.	South Carolina
Timber Ridge Group, Inc.	Arkansas
Transitional Services, LLC	Indiana
Unlimited Quest, Inc.	California

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